Exhibit 10.4

TERMINATION AGREEMENT

THIS TERMINATION TO LICENSING AGREEMENT (“Termination Agreement”) is made and entered into this 17th day of June, 2016 (“Effective Date”), by and between Demand Pooling, Inc. (formerly known as Accelerated Acquisitions V, Inc.), a company incorporated pursuant to the laws of the State of Delaware, with an address of 12720 Hillcrest Road, Suite 750, Dallas, TX 75230 (“Licensee”) and Demand Pooling Global Services LLC, a limited liability company, established pursuant to the laws of the State of Delaware, having an address of 12720 Hillcrest Road, Suite 750, Dallas, TX 75230 (“Licensor”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into a Licensing Agreement dated April 15, 2010, as amended by the First Amendment to Licensing Agreement dated June 30, 2013 (collectively, the “Licensing Agreement”), in which Licensee agreed to license the rights, title and interest to a certain invention entitled “DEPO Technology.” A copy of the Licensing Agreement is attached hereto as Exhibit “A”; and

WHEREAS, Licensor and Licensee now wish to terminate the Licensing Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.  Termination. That Licensor and Licensee mutually understand and agree that the Licensing Agreement is terminated as of the 31st day of May, 2016. It is further agreed that the provisions regarding notice, if any, are specifically waived by the parties.

2.  Entire Agreement. This Termination Agreement shall constitute the entire agreement between the parties on the issues set forth herein and shall supersede any and all agreements between the parties regarding the issues prior to the date hereof. This Termination Agreement may be modified or amended only by a writing signed by both parties.

3.  Counterparts. This Termination Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

4.  Miscellaneous. This Termination Agreement shall be binding upon all the parties to the Licensing Agreement and their respective successors and assigns. This Termination Agreement shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Texas.

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IN WITNESS WHEREOF the parties have caused this Termination Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DEMAND POOLING, INC.

By: /s/ Richard K. Aland

     Richard K. Aland, CEO

DEMAND POOLING GLOBAL SERVICES LLC

By: /s/ Richard K. Aland

     Richard K. Aland, Manager